UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016 (April 29, 2016)

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14989 (Commission File Number)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)		15219 (Zip Code)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On April 29, 2016, Mr. Kenneth S. Parks tendered his resignation as the Senior Vice President and Chief Financial Officer of WESCO International, Inc. (the “Company”) to accept a position with another company, with such resignation to be effective on May 31, 2016. Mr. Parks will assist in transitional matters until his departure, which is not due to a dispute or disagreement with the Company. The Company has appointed Mr. Timothy A. Hibbard, Vice President and Corporate Controller, as the Company’s Interim Chief Financial Officer effective upon Mr. Parks’ departure, and Mr. Hibbard will serve as the Company’s principal financial officer and principal accounting officer while the Company completes a search process for a new Chief Financial Officer. Additional biographical information regarding Mr. Hibbard is set forth under the heading “Executive Officers” in the Company’s definitive proxy statement filed on April 8, 2016, and such information regarding Mr. Hibbard is incorporated herein by reference.
On May 3, 2016, the Company issued a press release regarding these matters. A copy of the press release is filed on Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit 99.1    Press Release dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

May 3, 2016	By:	/s/ John J. Engel
(Date)		John J. Engel
Chairman, President and Chief Executive Officer